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                                                                     Exhibit 5.1




                              August 30, 2000



Board of Directors
OraSure Technologies, Inc.
8505 S. W. Creekside Place
Beaverton, Oregon 97008

                              Re:  OraSure Technologies, Inc.
                                   Registration Statement on Form S-4
                                   (Commission File No. 333-39210)

Gentlemen:

          We have acted as counsel for OraSure Technologies, Inc., a Delaware corporation ("OraSure"), and, at the request of OraSure, have examined the above-referenced registration statement on Form S-4 (the "Registration Statement"), filed by OraSure with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

          The Registration Statement relates to, among other things, the registration under the Act of 45,503,307 shares (the "Shares") of common stock, $.000001 par value per share, of OraSure, which is the maximum number of Shares likely to be issued in connection with the proposed mergers (the "Mergers") of STC Technologies, Inc., a Delaware corporation ("STC Technologies"), with and into OraSure and of Epitope, Inc., an Oregon corporation ("Epitope"), with and into OraSure, each pursuant to an Agreement and Plan of Merger, dated as of May 6, 2000 (the "Merger Agreement"), among Epitope, OraSure and STC Technologies, all as described in the Registration Statement.

          In the preparation of this opinion letter, we have examined originals or copies identified to our satisfaction of (i) the Certificate of Incorporation of OraSure, as filed with the State of Delaware; (ii) the Bylaws of OraSure;
(iii) all resolutions of the Board of Directors of OraSure relating to the Mergers and the issuance of the Shares being registered under the Registration Statement; (iv) the Merger Agreement; and (v) the Registration Statement, including the exhibits thereto. We also have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other

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OraSure Technologies, Inc.
August 30, 2000
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investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

          As to the matters of fact, we have relied upon the respective representations of OraSure, STC Technologies and Epitope contained in the Merger Agreement, and, where we have deemed appropriate, representations or certificates of officers of OraSure or public officials. In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Orasure.

          Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion letter are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion letter or to otherwise communicate with you in the event of any such change.

          Based upon and subject to the foregoing, it is our opinion that, upon effectiveness of the Registration Statement and the approval of the Merger Agreement by the respective stockholders of STC Technologies and Epitope, the Shares, when issued upon consummation of the Mergers in accordance with the terms of the Merger Agreement (including compliance with all conditions of the Mergers set forth therein that are not waived by the parties thereto), will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the captions "Legal Matters" and "The Mergers--Background of the Mergers" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not thereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/Stinson, Mag & Fizzell, P.C.
                              STINSON, MAG & FIZZELL, P.C.